EXHIBIT 32
                                                             ----------

               CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                      AND CHIEF FINANCIAL OFFICER
                  PURSUANT TO 18 U.S.C. SECTION 1350,
                 AS ADOPTED PURSUANT TO SECTION 906 OF
                     THE SARBANES-OXLEY ACT OF 2002

            In connection with the Quarterly Report on Form 10-QSB of Touchstone Applied Science Associates, Inc. (the "Company"), for the quarter ended April 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the
"Report"), I, Andrew L. Simon, President, Chief Executive
Officer and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, Touchstone Applied
Science Associates, Inc., to the best of my knowledge, that:

            1.	The Report fully complies with the requirements
of Section 13(a) or 15(d) of the Securities Exchange Act of
1934; and
            2.	The information contained in the Report fairly
presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  June 14, 2005

                                         By: /s/ ANDREW L. SIMON
                                             --------------------------
                                             Andrew L. Simon,
                                             President, Chief Executive
                                             Officer and Chief
                                             Financial Officer



A signed original of this written statement required by Section
906 has been provided to Touchstone Applied Science Associates,
Inc. and will be retained by Touchstone Applied Science
Associates, Inc. and furnished to the Securities and Exchange
Commission or its staff upon request.